UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2014

AMERICA GREENER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Mesa, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 664-3650

none
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

As previously reported, on October 31, 2014 AGT Soft Wave, Inc. (“AGT Soft Wave”), a newly formed Nevada corporation that is wholly-owned subsidiary of America Greener Technologies, Inc., acquired certain assets from Soft Wave Innovations, Inc., an Arizona corporation (“Soft Wave”) under the terms of an asset purchase agreement (the “Asset Purchase Agreement”) by and among America Greener, AGT Soft Wave and Soft Wave. This Current Report on Form 8-K/A includes the audited financial statements of Soft Wave and the related proforma financial statements for America Greener in accordance with the provisions of Rules 8-04 and 8-05 of Regulation S-X.

(a)	Financial statements of businesses acquired.

The audited financial statements of Soft Wave at December 31, 2012 and 2013 and for the years ended December 31, 2012 and December 31, 2013 are filed as Exhibit 99.1 to this report.

The unaudited financial statements of Soft Wave at September 30, 2014 and for the nine months then ended are filed as Exhibit 99.2 to this report.

(b)	Pro forma financial information.

The unaudited pro forma financial statements of America Greener at September 30, 2014 giving effect to the acquisition of the Soft Wave assets are filed as Exhibit 99.3 to this report.

(d)	Exhibits

99.1	Audited financial statements of Soft Wave at December 31, 2013 and 2012 and for the years then ended.
99.2	Unaudited financial statements of Soft Wave at September 30, 2014 and for the three and nine months then ended.
99.3	Unaudited proforma financial statements of America Greener at September 30, 2014 and for the three months then ended and for the six months ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA GREENER TECHNOLOGIES, INC.

Date: January 21, 2015	By:	/s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer and President